EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-238621) of First Eagle Alternative Capital BDC, Inc. of our report dated March 4, 2021 relating to the financial statements, financial statement schedule, and senior securities table, which appear in this Form 10-K. We also consent to the reference to us under the heading “Senior Securities” in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
 Boston, Massachusetts
 March 4, 2021